EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw,  being the President of  LNR Partners,   LLC (the "Special Servicer"),  as special servicer under the applicable Pooling and Servicing Agreement  for the transactions listed on Schedule I hereto,  hereby certifies, subject to any limitations listed on Schedule  I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows :

1.                 A review of the activities performed by the Special Servicer during  the period commencing on January 1, 2014 and ending on December 31 , 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting  Period"),  and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.                 To the best of my knowledge, based on  such review and using  the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of  its  obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

B y :       /s/ Job Warshaw

            Job Warshaw

            President

Dated :    February 23, 2015

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

GSMS 2013-GCJ14

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013- GCJ14

Dominion Bond Rating Service Limited

101N . Wacker , Suite 100

Attn : Commercial  Mortgage Surveillance

Chicago IL 60606

General Contact

GS Mortgage Securities Corporation II

101N. Wacker ,  Suite 100

Attn : Commercial Mortgage Surveillance

Chicago IL 60606

Joe   Osborne

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah   Nivison

GS Mortgage Securities Corporation II

101N . Wacker , Suite 100

Attn : Commercial Mortgage Surveillance

Chicago IL 60606

Peter   Morreale

Kroll Bond Rating Agency , Inc. ,

845 Third Avenue, 4th Floor

Attention : CMBS Surveillance New

York NY 1 0022

Genera l Contact

Moody's Investors Service , In c .

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Pentalpha Surveillance LLC

375 N. French Road , Suite 100

Amherst NY 14228

Don  Simon

Wells Fargo Bank , N.A

Sixth Street and Marquette Avenue

Att: CMBS-GS 2013-GC10

Minneapolis MN 55479-0113

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN : {pool name}

Columbia MD 21045 1951

Corporate Trust ( CMBS )